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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549



                                    FORM 8-K



                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 JULY 14, 1997
                                 --------------
                                 (JULY 8, 1997)


                           DETROIT DIESEL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)






                1-12394                            38-2772023
        ------------------------        ---------------------------------
        (Commission File Number)        (IRS Employer Identification No.)

             13400 OUTER DRIVE WEST,  DETROIT, MICHIGAN 48239-4001
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                  313-592-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




         This report contains 9 pages.  The exhibit index is on page 5.



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                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

ITEM 5 - OTHER EVENTS                                                      3

ITEM 7 -  FINANCIAL STATEMENTS AND EXHIBITS                                3


          A)   Not Applicable
          B)   Not Applicable
          C)   Exhibits


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ITEM 5 - OTHER EVENTS

Execution of Merger Agreement.

Detroit Diesel Corporation, a Delaware corporation ("Detroit Diesel"), OMC Acquisition Corp., a Delaware corporation (the "Merger Sub") and a wholly-owned subsidiary of Detroit Diesel, and Outboard Marine Corporation, a Delaware corporation ("OMC"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 8, 1997. Pursuant to the terms of the Merger Agreement, on or before July 15, 1997, Merger Sub will initiate a cash tender offer to purchase 13,842,619 shares of Common Stock of OMC at a price of $16.00 per share (the "Offer"). In the event the Offer is consummated, a meeting of OMC shareholders will be held to approve the Merger Agreement and the merger of Merger Sub into OMC. In the merger, the outstanding shares of Common Stock of OMC will be exchanged for an aggregate of 4,000,000 shares of Common Stock of Detroit Diesel plus a variable amount of cash based on the closing price of the Detroit Diesel Common Stock. Pursuant to the Merger Agreement, at the effective time of the merger, each then issued and outstanding share of OMC Common Stock, other than shares held by Detroit Diesel, Merger Sub and OMC and shares to which appraisal rights have been properly exercised (the "Exchanged Common Shares") will be converted into the right to receive (1) a fractional share of Detroit Diesel Common Stock equal to 4,000,000 divided by the number of Exchanged Common Shares (the "Exchange Ratio") plus (2) a cash payment equal to (i) $16.00 minus (ii) the product of the Exchange Ratio multiplied by $25.00, plus (3) in the event the average closing price on the New York Stock Exchange for Detroit Diesel Common Shares for the 20 consecutive trading days ending on the fifth trading day prior to the closing date of the merger (the "DDC Closing Date Price") is less than $25.00, then an additional cash payment equal to the product of the Exchange Ratio multiplied by the lesser of (i) $25.00 minus the DDC Closing Date Price or (ii) $6.00.

As of June 30, 1997, there were 20,205,515 shares of OMC Common Stock outstanding, excluding shares issuable upon (I) the exercise of options to purchase an aggregate of approximately 1.4 million shares of OMC Common Stock and (ii) the conversion of outstanding convertible debt instruments.

The joint press release of OMC and Detroit Diesel issued on July 9, 1997 announcing the Merger Agreement is attached as an exhibit hereto. Detroit Diesel issued a press release on July 10, 1997 to provide further details on the transaction, a copy of which is also attached as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

   (A)  Not Applicable.
   (B)  Not Applicable.
   (C)  Exhibits.

The exhibits listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DETROIT DIESEL CORPORATION


Date: July 14, 1997                     By: /s/ John F. Farmer
                                            ---------------------------------
                                               John F. Farmer
                                        Its: Vice President and General Counsel





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                                 EXHIBIT INDEX


The following constitutes the exhibits of the Current Report on Form 8-K of Detroit Diesel Corporation on July 14, 1997.


EXHIBIT                                                                   PAGE
NUMBER                      EXHIBIT                                      NUMBER
-------                     -------                                    ---------

 99.1    Joint press release dated July 9, 1997 of OMC and Detroit        6
         Diesel Corporation.

 99.2    Detroit Diesel press release dated July 10, 1997, announcing     8
         additional details of the Detroit Diesel/OMC transaction.






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